EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-71077 and 333-106878 on Form S-3, and Nos. 333-73391, 333-106880, 333-106881, 333-132665 and 333-181837on Form S-8 of our reports, dated February 17, 2016, relating to the financial statements of First Cash Financial Services, Inc. as of December 31, 2015, and for each of the two years ended December 31, 2015, appearing in this Annual Report on Form 10-K of FirstCash, Inc.

/s/ Hein & Associates LLP
Dallas, Texas
March 1, 2017